EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64002) of PW Eagle, Inc. of our report dated May 21, 2004, relating to the statement of assets available for benefits of the PW Eagle Employees’ Savings Plan at December 31, 2003, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 28, 2005